Exhibit 10.7

CONVERSION AGREEMENT

This Conversion Agreement is dated as of May 26, 2006 (the “Conversion Agreement”) by and between the parties set forth on the signature page hereto (the “Lenders”), and Small World Kids, Inc., a Nevada corporation (the “Company”), with reference to the following:

A.            Lenders have loaned to the Company the aggregate principal amount of $500,000 (the “Loan Amount”), all of which is currently outstanding.

B.            The Company is selling to investors shares of Class A-1 Convertible Preferred Stock (the “Class A-1 Shares”) with the powers, designation, preferences and relative rights of such class substantially as set forth on Exhibit A attached hereto.

C.            It is a condition to the closing of the sale of the Class A-1 Shares that the Loan Amount be converted into 454,500 Class A-1 Shares.

D.            The Lenders are willing to agree to such conversion on the terms and conditions set forth herein.

NOW THEREFORE, the parties hereto agree as follows:

1.             Conversion. Upon the terms and conditions set forth herein, the Lenders hereby agree to convert all of the Loan Amount into 454,500 shares of Class A-1 Shares.

2.             The conversion of the Loan Amount set forth in Section 1 above is conditioned upon the following:

(a)           at least $2,000,000 in gross proceeds from the sale of the Class A-1 Shares shall have been received;

(b)           the holders of the Company’s outstanding indebtedness for borrowed money in the aggregate principal amount of $3,000,000 (exclusive of indebtedness owed to Laurus Master Fund Ltd., St. Cloud Capital Partners L.P., Horizon Financial Services Group USA and Eddy Goldwasser) shall have converted such indebtedness into 2,727,278 Class A-1 Shares;

(c)           the outstanding indebtedness owed to St. Cloud in the principal amount of $2,500,000 shall have been restructured as follows:

(1)           the Company shall prepay $50,000

(2)           the remaining principal amount shall be evidenced by two notes. The first note in the principal amount of $200,000 will be for twelve months with monthly amortization payments at a 10% interest rate. The second note will be for $2,250,000 with interest at 10% per annum, interest only payable on June 30, 2006 and September 15, 2006. Commencing September 16, 2006, payments will be interest only each month through September 15, 2008 and commencing October 15, 2008, monthly amortization payments (based on a five-year amortization) with all interest plus unpaid principal due on September 15, 2011.

The second note will be convertible into shares of the Common Stock of the Company at $4.00 per share (subject to adjustment);

(d)           the Company shall have amended its Articles of Incorporation to increase the authorized shares of Preferred Stock to 15,000,000 of which 12,000,000 shares shall be designated Class A-1 Convertible Preferred Stock; and

(e)           SWT, LLC shall have converted all of the 2,500,000 shares of the Class A Convertible Stock which it owns into 4,897,261 Class A-1 Shares.

IN WITNESSWHEREOF, the Lenders and the Company have caused this Conversion Agreement to be executed as of the date first written above.

Small World Kids, Inc.

By
Debra Fine, Chief Executive Officer

LENDERS:

SID MARSHALL ENTERPRISES

By:
	Name:	Sid Marshall
	Title:	President, Sid Marshall Inc. As General Partner, Sid Marshall Enterprises

FINE FAMILY TRUST

By:
	Name:	Russell Fine
	Title:	Co-Trustee

By:
	Name:	Debra Fine
	Title:	Co-Trustee

POLINA KOMBERG

By:
	Name:	Polina Komberg
Title:

FRONTERA GROUP, LLC

By:
	Name:	Eric Manlunas
	Title:	Managing Director

JARK HOLDINGS, LLC

By:
	Name:	Bill Abrams
	Title:	Managing Director

EXHIBIT A

SMALL WORLD KIDS, INC.
CERTIFICATE OF DESIGNATION
OF THE
CLASS A-1 CONVERTIBLE PREFERRED STOCK

Pursuant to Section 78.195 of the General
Corporation Law of the State of Nevada

Small World Kids, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation by unanimous written consent effective May 26, 2006:

RESOLVED, that, Article 3 of the Amended Articles of Incorporation, creates and authorizes up to 15,000,000 shares of preferred stock (the “Preferred Stock”), of which there are no shares currently issued and outstanding. The Company has previously issued 2,500,000 shares of Class A Convertible Preferred Stock which, concurrently with the filing of this Certificate of Designation pertaining to Class A-1 Convertible Preferred Stock, are being converted into such Class A-1 Convertible Preferred Stock pursuant to the filing of an amendment to Certificate of Designation of the Class A Convertible Preferred Stock and will no longer be outstanding. Accordingly, as of the date hereof, there are 15,000,000 shares of Preferred Stock which have the status of authorized but unissued shares that are available for issuance.

RESOLVED FURTHER, the Board of Directors of the Corporation hereby establishes a series of Class A-1 Convertible Preferred Stock to consist of 12,000,000 shares, and hereby fixes the powers, designation, preferences and relative participating, optional and other rights of such series of Class A-1 Convertible Preferred Stock, and the qualifications, limitations and restrictions thereof, as follows:

1.             Designation.

(a)           The designation of the series of Class A-1 Convertible Preferred Stock created by this resolution shall be “Class A-1 Convertible Preferred Stock” (hereinafter called the “Class A-1 Preferred Stock”).
(b)           All shares of Class A-1 Preferred Stock shall be identical with each other in all respects.

2.             Liquidation Rights.

(a)           General. In the event of any liquidation, dissolution or winding up, whether voluntary or involuntary, holders of each share of Class A-1 Preferred Stock shall be entitled to be paid out of the assets or surplus funds of the Corporation legally available for distribution to holders of the Corporation’s capital stock of all classes (whether such assets are capital, surplus, or earnings) before any sums shall be paid or any assets or surplus funds distributed among the holders of Common Stock or to the holders of any series of Preferred Stock which may be junior in right of preference to Class A-1 Preferred Stock, an amount equal to $1.65 per share (as adjusted for any stock dividend, combination or splits with respect to such shares) of Class A-1 Preferred Stock plus any cumulative and or accrued and unpaid dividends thereon (the “Stated Value”). After payment to the holders of the Class A-1 Preferred Stock of the amount set forth in this Section 2(a), the remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock and the Class A-1 Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they have a right to acquire upon conversion of the shares of the Class A-1 Preferred Stock held by them.
(b)           Distributions Other than Cash. Whenever the distribution provided for in this Section 2 shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation. In each such case, the holders of the Class A-1 Preferred Stock shall be entitled to a proportionate share of any such distribution in accordance with the provisions hereof.

If the assets of the Corporation shall be insufficient to permit the payment in full to holders of the Class A-1 Preferred Stock of the preferential amount set forth in this Section 2, then the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of the Class A-1 Preferred Stock in accordance with the aggregate liquidation preference of the shares of Class A-1 Preferred Stock held by each of them.

The sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation, or the merger, consolidation or reorganization of the Corporation into or with any other corporation, or the merger or consolidation of any other corporation into or with the Corporation or any other transaction or series of related transactions, in each case where the shareholders of the Corporation do not continue to hold the majority of the voting power after such merger, consolidation or reorganization, shall be deemed to be a liquidation for the purposes of this section.

3.             Conversion.

The holders of Class A-1 Preferred Stock shall have conversion rights as follows:

(a)           Right to Convert. Each share of Class A-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Class A-1 Preferred Stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the purchase price ($1.10) of one share of Class A-1 Preferred Stock by the Conversion Price (the “Conversion Price”) at the time in effect for a share Class A-1 Preferred Stock. The Conversion Price per share of Class A-1 Preferred Stock initially shall be $1.10, subject to adjustment from time to time as provided below.
(b)           Intentionally Deleted.

(c)           Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Class A-1 Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then applicable Conversion Price of the Class A-1 Preferred Stock. Before any holder of Class A-1 Preferred Stock shall be entitled to convert the same into shares of Common Stock pursuant to Section 3(a), such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Class A-1 Preferred Stock, and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same, and such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class A-1 Preferred Stock to be converted. The Corporation shall, as soon as practicable thereafter, issue and deliver to such address as the holder may direct, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Class A-1 Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Preferred Stock in respect of which such shares are being issued.
(d)           Status of Converted Stock. In the event any shares of Class A-1 Preferred Stock shall be converted pursuant to this Section 3, the shares so converted shall be canceled and shall not be reissued as Class A-1 Preferred Stock by the Corporation. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the board of directors, subject to the conditions and restrictions on issuance set forth herein.
(e)           Certain Adjustments and Distributions.
(i)            Adjustments for Subdivisions or Combinations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided by stock split, stock dividend or otherwise, into a greater number of shares of Common Stock, the Conversion Price of each share of Class A-1 Preferred Stock then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated into a lesser number of shares of Common Stock, the Conversion Price of each share of Class A-1 Preferred Stock then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.
(ii)           Stock Dividends and Other Distributions. In the event the Corporation makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, any distribution (excluding repurchases of securities by the Corporation not made on a pro rata basis) payable in property or in securities of the Corporation other than shares of Common Stock, and other than as otherwise adjusted for in this Section 3 or as provided for in Section 1 in connection with a dividend, then and in each such event the holders of Class A-1 Preferred Stock shall receive, at the time of such distribution, the amount of property or the number of securities of the Corporation that they would have received had their Class A-1 Preferred Stock been converted into Common Stock on the date of such event.
(iii)          Reorganizations, Recapitalizations, Reclassifications or Similar Events. If the Common Stock shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property, whether by capital reorganization, recapitalization, reclassification or otherwise, then each share of Class A-1 Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such shares of Class A-1 Preferred Stock shall have been entitled upon such reorganization, recapitalization, reclassification, merger, consolidation or other event.
(iv)          Adjustments for Diluting Issues. In addition to the adjustment of the Conversion Prices provided above, the Conversion Price of the Class A-1 Preferred Stock shall be subject to further adjustment from time to time as follows:

(A)          Special Definitions.

(1)           “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

(2)           “Original Issue Date” shall mean the date on which the first share of Class A-1 Preferred Stock was first issued.

(3)           “Convertible Securities” shall mean securities convertible into or exchangeable for Common Stock, either directly or indirectly, including the Class A-1 Preferred Stock.

(4)           “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 3(e)(iv)(C) deemed to be issued) by the Corporation after the Original Issue Date.

(B)           No Adjustment of Conversion Price. No adjustment in the Conversion Price shall be made pursuant to Section 3(e)(iv)(D) unless the consideration per share for an Additional Share of Common Stock issued (or, pursuant to Section 3(e)(iv)(C), deemed to be issued) by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to, such issue, and provided that any such adjustment shall not have the effect of increasing the Conversion Price to an amount which exceeds the Conversion Price existing immediately prior to such adjustment.

(C)           Deemed Issuance of Additional Shares of Common Stock. Except as otherwise provided in Section 3(e)(iv)(A) or 3(e)(iv)(B), in the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of any holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which additional shares of Common Stock are deemed to be issued:

(1)           no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(2)           if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof or upon the occurrence of a record date with respect thereto, and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease;

(3)           upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof or upon the occurrence of a record date with respect thereto, and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(i)            in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities, whether or not converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

(ii)           in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(4)           no readjustment pursuant to Section 3(e)(iv)(C)(2) or (3) above shall have the effect of increasing the Conversion Price to an amount which exceeds the Conversion Price existing immediately prior to the original adjustment with respect to the issuance of such Options or Convertible Securities, as adjusted for any Additional Shares of

Common Stock issued (or, pursuant to Section 3(e)(iv)(C), deemed to be issued) between such original adjustment date and such readjustment date; and

(5)           in the case of any Option or Convertible Security with respect to which the maximum number of shares of Common Stock issuable upon exercise or conversion or exchange thereof is not determinable, the adjustment to the Conversion Price, if any, shall be initially made based on the minimum number of such shares with a subsequent adjustment once the maximum number of such shares becomes determinable.

(D)          Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. Subject to the limitation set forth in Section 3(e)(iv)(B), above, except for Options issued pursuant to the Company’s stock option or compensation plans and Additional Shares of Common Stock issued pursuant to the conversion or exercise of Convertible Securities outstanding as of the date hereof, if Additional Shares of Common Stock are issued (or, pursuant to Section 3(e)(iv)(C), deemed to be issued) for a consideration per share (computed on an as-converted to Common Stock basis) less than the Conversion Price in effect on the date of, and immediately prior to, such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (rounded to the nearest cent) determined by multiplying such Conversion Price by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purposes of this Section 3(e)(iv)(D), all shares of Common Stock issuable upon exercise of outstanding Options, upon conversion of outstanding Convertible Securities and upon conversion of Convertible Securities following exercise of outstanding Options therefor, shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 3(e)(iv)(C), such Additional Shares of Common Stock shall be deemed to be outstanding.

(E)           Determination of Consideration. For purposes of this Section 3(e)(iv), the consideration received by the Corporation for any Additional Shares of Common Stock issued (or, pursuant to Section 3(e)(iv)(C), deemed to be issued) shall be computed as follows:

(1)           Cash and Property. Such consideration shall:

(i)            insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation after deducting any commissions paid by the Corporation with respect to such issuance, but without deduction of any expenses payable by the Corporation;

(ii)           insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issuance, as determined in good faith by the Board of Directors of the Corporation; and

(iii)          if Additional Shares of Common Stock are issued (or, pursuant to Section 3(e)(iv)(C), deemed to be issued) together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

(2)           Options and Convertible Securities. The consideration received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3(e)(iv)(C), relating to Options and Convertible Securities, shall be the sum of (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus (y) the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(f)            Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Class A-1 Preferred Stock to which such adjustment pertains a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Class A-1 Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Prices at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder’s Class A-1 Preferred Stock.
(g)           No Impairment. The Corporation will not, through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Class A-1 Preferred Stock against impairment. This provision shall not restrict the Corporation’s right to amend its Amended Articles of Incorporation with the requisite shareholder consent.
(h)           Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any other right, the Corporation shall mail to each holder of Class A-1 Preferred Stock at least twenty (20) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution or right, and the amount and character of such dividend, distribution or right.
(i)            Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Class A-1 Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class A-1 Preferred Stock and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class A-1 Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.
(j)            Notices. Any notice required by the provisions of this Section 3 to be given to any holder of Class A-1 Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the Corporation’s books.

4.             Covenants. The Corporation is prohibited from taking any actions to amend or repeal any provision of, or add any provision to, the Corporation’s Amended Articles of Incorporation, Bylaws or this Certificate of Designation, if such action would change adversely the preferences, rights, privileges or powers of, or restrictions provided for the benefit of, the Class A-1 Preferred.

5.             Dividends.

(a)           The holders of the outstanding Class A-1 Preferred Stock shall be entitled to receive, out of funds legally available therefore, cumulative dividends at the annual rate of 6% per annum of the per share purchase price ($1.10) of the Class A-1 Preferred Stock. Such dividends shall be payable in shares of the Company’s Class A-1 Preferred Stock quarterly, on the fifteenth day of October, January, April and July (each of such dates being a “Dividend Payment Date”) commencing on the date of issuance, and shall be pro-rated for the first such quarterly period if the same is less than 91 (ninety-one) days. All shares of common stock shall be valued at the Fair Market Value thereof.  As used herein Fair Market Value shall mean in the case of stock on a given date, the average of the closing bid prices for the Company’s common stock for the ten trading days immediately preceding the Dividend Payment Date. Such dividends shall accrue on each such share commencing on the date of issue, and shall accrue from day to day, whether or not earned or declared. Such dividends shall be cumulative so that if such dividends in respect of any previous quarterly dividend period shall not have been paid on, the deficiency shall be fully paid on or declared and set apart for such shares before the Corporation makes any distribution (as hereinafter defined) to the holders of Common Stock. Accrued but unpaid dividends shall not bear interest. “Distribution” in this section 5 means the transfer of cash or property without consideration, whether by way of  dividend or otherwise (except a dividend in shares of the Corporation) or the purchase or redemption of shares of the Corporation for cash or property (except for an exchange of shares of the Corporation or shares acquired by the Corporation from employees pursuant to the terms of any employee incentive plan, agreement or arrangement) including any such transfer, purchase or redemption by a subsidiary of the Corporation. The time of any distribution by way of dividend shall be the date of declaration thereof and the time of any distribution by purchase or redemption of shares shall be the day cash or property is transferred by the Corporation, whether or not pursuant to a contract of an earlier date; provided that where a negotiable debt security is issued in exchange for shares the time of the distribution is the date when the Corporation acquires the shares in such exchange. The Board of Directors may fix a record date for the determination of holders of Class A-1 Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty (60) days.
(b)           In addition to the dividends specified in subparagraph (a) above, if dividends are declared or paid on the Common Stock, then such dividends shall be declared and paid pro rata on the Common Stock and the Class A-1 Preferred Stock, treating each share of Class A-1 Preferred Stock as the greatest whole number of shares of Common Stock then issuable upon conversion thereof pursuant to Section 3 above.
(c)           If full cash dividends are not paid or made available to the holders of all outstanding shares of Class A-1 Preferred Stock, and funds available shall be insufficient to permit payment in full in cash to all such holders of the preferential amounts to which they are then entitled, the entire amount available for payment of cash dividends shall be distributed among the holders of the Class A-1 Preferred Stock ratably in proportion to the full amount to which they would otherwise be respectively entitled, and any remainder not paid in cash to the holders of the Class A-1 Preferred Stock shall cumulate as provided in subparagraph 5(d) below.
(d)           Dividends shall be paid to the holders of record of the Preferred Stock as their names appear on the share register of the Corporation upon a liquidation, dissolution or winding up pursuant to Section 2 above. If, on any dividend payment date, the holders of the Class A-1 Preferred Stock shall not have received the full dividends provided for in the other provisions of this Section 5, then such dividends shall cumulate, whether or not earned or declared, with additional dividends thereon for each succeeding full dividend period during which such dividends shall remain unpaid. Unpaid dividends for any period less than a full dividend period shall cumulate on a day-to-day basis and shall be computed on the basis of a 360-day year.

6.             Voting Rights.

(a)           General. Each holder of shares of Class A-1 Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which the Class A-1 Preferred Stock could be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock
(b)           Approval by Holders of Class A-1 Preferred Stock. The Corporation shall not, without first obtaining the approval of the holders of a majority of the then outstanding shares of Class A-1 Preferred Stock:
(i)            Amend, waive or repeal any provision of, or add any provision to, the Corporation’s Amendment Articles of Incorporation or Bylaws if such action would adversely alter or change in any way in any material respect the rights, preferences, privileges, or restrictions of the Class A-1 Preferred Stock;
(ii)           Issue any Additional Shares of Common Stock, except in connection with or pursuant to (x) an equity financing of not less that $10,000,000 for capital raising purposes, provided that the majority of such financing is provided by investors who are not shareholders of the Company at the time of such financing (a “Qualified Financing”); (y) a debt financing that does not require a series vote under subsection (v) below; (z) an acquisition or merger approved by a majority of the Board of Directors where part or all of the consideration for such acquisition or merger is paid in capital stock of the Company; (xx) Options issued in connection with the Company’s stock option or stock compensation plans; or (yy) the exercise or conversion of Convertible Securities outstanding as of the date hereof.
(iii)          Authorize, create and/or issue any class or series of equity or equity-linked securities that is senior to the Class A-1 Preferred Stock in any respect whether by reclassification or otherwise;
(iv)          Pay, declare or set aside for payment any dividends or distributions on or pursuant to the redemption of any capital stock of the Company except as set forth in Section 5 above;
(v)           Authorize, create and/or issue any debt securities in one transaction or series of related transactions in the aggregate amount in excess of $10,000,000 other than in connection with the Company’s credit facilities with Laurus Master Fund Ltd. as such facilities may exist from time to time;
(vi)          Alter the authorized number of the Company’s board of directors, other than (i) increases to give an investor in a Qualified Financing a board seat or (ii) increases to give a board seat to a shareholder who has acquired Preferred Stock or Common Stock in connection with a merger or acquisition which is valued at least $30,000,000 and that does not require a vote under subsection (ii) above;
(vii)         Effect any consolidation, sale or merger of the Company or other transaction in which control of the Company is transferred except for transactions in which the Class A-1 Preferred Stock will receive at least the Stated Value multiplied by the number of shares of Class A-1 Preferred Stock than outstanding in cash or registered and freely tradable securities valued at the fair market value;
(viii)        Alter, amend or change any of the provisions of this Certificate of Designation; and
(ix)           Redeem, repurchase or declare a dividend with respect to any security of the Corporation, except that the Corporation may repurchase shares of its capital stock issued pursuant to the Corporation’s stock compensation plans.
(c)           Election of Director. The holders of a majority of the outstanding shares of Class A-1 Preferred Stock shall have the right voting as a class to elect one member of the Company’s board of directors (the “Preferred Director”), including to fill a vacancy as to the

Preferred Director. Any Preferred Director may be removed, with or without cause, by the affirmative vote of the holders of a majority of the then outstanding shares of Class A-1 Preferred Stock.
(d)           Expiration of Voting Rights. The provisions of paragraph (b), subsections (ii)-(vi) and paragraph (c) of this Section 6 shall no longer be in force and effect at such time as the aggregate Stated Value of the shares of Class A-1 Preferred Stock outstanding is less than $250,000.